Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-4 Amendment No. 3 of Singer Madeline Holdings, Inc. of our report dated July 2, 2013, with respect to the financial statements of Galaxy Brands LLC and subsidiary for the period from January 1, 2012, through December 31, 2012.

/s/ Hecht and Company, P.C.

October 21, 2015